Exhibit 99.3032

August 29, 2003	NEWS COMPANY CONTACT: John R. Mentzer V.P. & General Counsel (941) 953-9199

CORRECTIONAL SERVICES CORPORATION

Correctional Services Corporation Reacts to Adverse Jury Verdict in Wrongful Death Suit

Sarasota, Florida – Correctional Services Corporation (NASDAQ NMS:CSCQ) announced today that, in the wrongful death suit by the parents and estate of Bryan Alexander against the Company and its former employee, a registered nurse, the jury rendered a verdict, which, if upheld, would entitle the plaintiffs to recover $850,000 in punitive damages. The jury returned a verdict awarding the plaintiffs $5.1 million in punitive damages; however, Texas law limits the amount of punitive damages recoverable in this case to $850,000. Mr. Alexander was incarcerated at the Tarrant County Community Correctional Facility in Mansfield, Texas, a facility that was being operated by the Company at the time of Mr. Alexander’s death. On Wednesday, the Company had announced that the jury had awarded the plaintiffs a total of $35 million in compensatory damages and was considering punitive damages.

James Slattery, the Company’s CEO commented, “We are stunned by the jury’s verdicts and awards in this case, and are taking immediate steps to exercise the Company’s post-verdict remedies and to appeal the decision. Judgment has yet to be entered by the Court and it is the Company’ intention to immediately request that the Court set aside the jury’s verdict.”

“Mr. Alexander died from an extremely rare form of antibiotic-resistant pneumonia, which is not normally contracted outside of a hospital setting. Even the plaintiffs’ experts testified that this condition would have been extremely difficult to diagnose,” Mr. Slattery added.

The general and professional liability insurance policies of the Company in effect at the time of Mr. Alexander’s death provided $35 million of coverage which, less amounts and related defense costs paid on this and other claims under the policies, should be available to pay the awards. The

Company’s primary liability insurance carrier accepted coverage of the claims in this suit subject to a reservation of rights and has been paying the legal costs of defending the action, but has recently taken the not uncommon step in these circumstance of disclaiming coverage. The Company believes the carrier has no legitimate basis for such disclaimer and has retained counsel to enforce its rights under the policies, which counsel has confirmed the Company’s belief that the insurance carrier should be liable with respect to the wrongful death claims and awards.

Through its Youth Services International subsidiary, the Company is the nation’s leading private provider of juvenile programs for adjudicated youths with 19 facilities and 2,500 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 12 facilities representing approximately 4,500 beds. On a combined basis, the Company provides services in 15 states, representing approximately 7,000 beds including aftercare services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: fluctuations in occupancy levels and labor costs; the ability to secure both new contracts and the renewal of existing contracts; the possibility of unforeseen costs relating to facility closings, the ability to achieve profitability and public resistance to privatization. Additional risk factors include those discussed in reports filed by the Company from time to time on Forms 10-K, 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements.

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